Exhibit 99.8

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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RedBall Acquisition Corp.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on April [●], 2022.

INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –

If you plan to attend the virtual online extraordinary general meeting in lieu of annual general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting in lieu of annual general meeting. To attend;

https://www.cstproxy.com/redballac/2022

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

RedBall Acquisition Corp.

The undersigned appoints Alec Scheiner and David Grochow, and each of them independently, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the Class A ordinary shares of RedBall Acquisition Corp. held of record by the undersigned at the close of business on XXXXX XX, 2022 at the Extraordinary General Meeting in lieu of Annual General Meeting of RedBall Acquisition Corp., to be held on April [●], 2022, or at any adjournment thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, PROPOSAL 5, PROPOSAL 6, PROPOSAL 7, PROPOSAL 8, PROPOSAL 9, PROPOSAL 10, PROPOSAL 11 AND PROPOSAL 12 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING IN LIEU OF ANNUAL GENERAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)

Important Notice Regarding the Internet Availability of Proxy Materials for the

Extraordinary General Meeting in lieu of Annual General Meeting

To view the 2022 Proxy Statement and to Attend the Extraordinary General Meeting in lieu of

Annual General Meeting, please go to: https://www.cstproxy.com/redballac/2022

PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 AND 12.	Please mark your votes like this	☒

1.	Proposal No. 1 — BCA Proposal — to consider and vote upon a proposal to approve and adopt, by ordinary resolution, the Business Combination Agreement and Plan of Reorganization, dated as	FOR ☐	AGAINST ☐	ABSTAIN ☐

of October 13, 2021, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A-1 (as amended from time to time, including by the First Amendment to Business Combination Agreement and Plan of Reorganization, dated December 12, 2021 (the “First Amendment”) and the Second Amendment to Business Combination Agreement and Plan of Reorganization, dated March 28, 2022 (the Second Amendment), copies of which are attached to the accompanying proxy statement/prospectus as Annex A-2 and Annex A-3, respectively, the “Business Combination Agreement”), by and among RedBall, Showstop Merger Sub I Inc., a Delaware corporation and wholly owned subsidiary of RedBall (“Merger Sub One”), Showstop Merger Sub II LLC, a Delaware limited liability company and wholly owned subsidiary of RedBall (“Merger Sub Two”), and SeatGeek, Inc. (“SeatGeek”), and the transactions contemplated thereby, which provides for, among other things, (i) the merger of Merger Sub One with and into SeatGeek (the “First Merger”), with SeatGeek surviving the First Merger as a wholly owned subsidiary of New SeatGeek and (ii) immediately after the First Merger, the merger of SeatGeek as the surviving corporation in the First Merger with and into Merger Sub Two (the “Second Merger”, and together with the First Merger, the “Mergers”), with Merger Sub Two surviving the Second Merger as a wholly owned subsidiary of New SeatGeek as more fully described in the accompanying proxy statement/prospectus.

2.	Proposal No. 2 — Domestication Proposal — to consider and vote upon a proposal to approve, by special resolution, the deregistration by way of continuation of RedBall as an exempted company	FOR ☐	AGAINST ☐	ABSTAIN ☐

in the Cayman Islands and the domestication of RedBall as a corporation in the State of Delaware (the “Domestication” and, together with the Mergers and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). Upon the effective time of the Domestication, RedBall will be renamed “SeatGeek, Inc.” and thereafter is referred to in this proxy card as “New SeatGeek”.

3.	Proposal No. 3 — Charter Proposal — to consider and vote upon a proposal to approve, by special resolution, the replacement of the RedBall’s Amended and Restated Memorandum	FOR ☐	AGAINST ☐	ABSTAIN ☐

and Articles of Association (as may be amended from time to time, the “Cayman Constitutional Documents”), currently in effect, with the proposed certificate of incorporation of New SeatGeek (the “Proposed Charter”) (a copy of which is attached to the accompanying proxy statement/prospectus as Annex K), including the change of RedBall’s name to “SeatGeek, Inc.”, and proposed bylaws of New SeatGeek (the “Proposed Bylaws”) (a copy of which is attached to the accompanying proxy statement/prospectus as Annex L), each to be effective upon the effectiveness of the Domestication.

Advisory Organizational Documents Proposals — to consider and vote upon the following three separate proposals to approve, by ordinary resolution on a non-binding advisory basis, certain material differences between the Cayman Constitutional Documents and the Proposed Charter and the Proposed Bylaws of New SeatGeek to be effective in connection with and upon the Domestication:

4.	Proposal No. 4 — Advisory Organizational Documents Proposal A — to consider and vote upon a proposal to approve the change in the authorized capital stock of RedBall from	FOR ☐	AGAINST ☐	ABSTAIN ☐

400,000,000 Class A ordinary shares, par value $0.0001 per share, 40,222,222 Class B ordinary shares, par value $0.0001 per share (“RedBall Class B ordinary shares”) and 1,000,000 preference shares, par value $0.0001 per share, to 1,000,000,000 shares of common stock, par value $0.0001 per share, of New SeatGeek (“New SeatGeek common stock”) and 10,000,000 shares of preferred stock of New SeatGeek (“New SeatGeek preferred stock”) pursuant to the Proposed Certificate of Incorporation.

5.	Proposal No. 5 — Advisory Organizational Documents Proposal B — to consider and vote upon a proposal to authorize the board of directors of New SeatGeek (the “New SeatGeek Board”) to	FOR ☐	AGAINST ☐	ABSTAIN ☐

issue any or all shares of New SeatGeek preferred stock in one or more classes or series, with such terms and conditions as may be expressly determined by the New SeatGeek Board and as may be permitted by the General Corporation Law of the State of Delaware (the “DGCL”).

6.	Proposal No. 6 — Advisory Organizational Documents Proposal C — to consider and vote upon a proposal to approve each of the following: (i) that the Court of Chancery of the State of	FOR ☐	AGAINST ☐	ABSTAIN ☐

Delaware (or any other court located in the State of Delaware if such court is not available) will be the exclusive forum for bringing certain legal claims against New SeatGeek or any of its directors, officers, employees or stockholders, including any derivative actions or claims for breach of fiduciary duty, violation of the DGCL or of any provision of the Proposed Certificate of Incorporation and the Proposed Bylaws; (ii) changing the name of RedBall from “RedBall Acquisition Corp.” to “SeatGeek, Inc.”; (iii) making New SeatGeek’s corporate existence perpetual; and (iv) removing certain provisions related to RedBall’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which the RedBall Board believes are necessary to adequately address the needs of New SeatGeek after the Business Combination.

Director Election Proposals — to consider and vote upon the following two separate proposals to approve, by ordinary resolution, two different slates of directors:
7.	Proposal No. 7 — Director Election Proposal A — to consider and vote upon a proposal to appoint, by ordinary resolution of the RedBall Class B ordinary shares, the two Class I directors	FOR ☐	AGAINST ☐	ABSTAIN ☐

of RedBall, Richard H. Thaler and Lewis N. Wolff, each of whom will serve as the Class I directors of RedBall until the earlier of the 2025 annual general meeting of shareholders, the consummation of the Business Combination, or until such director’s respective successor is duly appointed and qualified, subject to such director’s earlier death, resignation, retirement, disqualification or removal.

8.	Proposal No. 8 — Director Election Proposal B — to consider and vote upon a proposal to elect, by ordinary resolution of the RedBall Class B ordinary shares, directors who, immediately	FOR ☐	AGAINST ☐	ABSTAIN ☐
following the consummation of the Business Combination, will be the directors of New SeatGeek.
9.	Proposal No. 9 — Stock Issuance Proposal — to consider and vote upon a proposal to approve, by ordinary resolution, for purposes of complying with Section 312.03 of the NYSE Listed Company	FOR ☐	AGAINST ☐	ABSTAIN ☐

Manual, (i) the issuance of up to 6,500,000 shares of New SeatGeek common stock in the Backstop Subscription (as defined in the accompanying proxy statement/prospectus) pursuant to the Backstop Subscription Agreement and (ii) the issuance of up to 176,493,334 shares of New SeatGeek common stock (including the SeatGeek Earnout Securities and the Sponsor Earnout Shares) pursuant to the Business Combination Agreement and the PIPE Investment (as defined in the accompanying proxy statement/prospectus).

10.	Proposal No. 10 — Equity Incentive Plan Proposal — to consider and vote upon a proposal to approve, by ordinary resolution, the New SeatGeek 2022 Equity Incentive Plan (as defined	FOR ☐	AGAINST ☐	ABSTAIN ☐
in the accompanying proxy statement/prospectus).
11.	Proposal No. 11 — ESPP Proposal — to consider and vote upon a proposal to approve by ordinary resolution the New SeatGeek 2022 Employee Stock Purchase Plan (as defined in the	FOR ☐	AGAINST ☐	ABSTAIN ☐
accompanying proxy statement/prospectus).
12.	Proposal No. 12 — Adjournment Proposal — to consider and vote upon a proposal to approve, by ordinary resolution, the adjournment of the extraordinary general meeting in lieu of annual	FOR ☐	AGAINST ☐	ABSTAIN ☐

general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting in lieu of annual general meeting.

CONTROL NUMBER

Signature                                                                 Signature, if held jointly                                                                     Date                                 , 2022

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.